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                                   EXHIBIT 21


                   THE  NEWHALL  LAND  AND  FARMING  COMPANY


                                  SUBSIDIARIES




         The following subsidiaries are included in the Registrant's December 31, 1995 consolidated financial statements:



                           Newhall Depositary Company
                           (a California corporation)


                             Valencia Water Company
                           (a California corporation)


                            McDowell Mountain Ranch
                              Limited Partnership
                        (an Arizona limited partnership)


                        Valencia Town Center Associates
                              Limited Partnership
                       (a California limited partnership)